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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement
of Olsten Corporation on Form S-4 (Registration No. 333-     ) of our report
dated February 7, 1996, on our audits of the consolidated financial statements of Olsten Corporation and Subsidiaries as of December 31, 1995 and January 1, 1995, and for each of the three years in the period ended December 31, 1995, which report is included in the Company's Annual Report on Form 10-K. We also consent to the reference to our Firm under the caption "Experts."

                                          Coopers & Lybrand L.L.P.

New York, New York
May 29, 1996